Exhibit 10.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

UNSECURED PROMISSORY NOTE

$800,000.00	Camarillo, California April 15, 2011
FOR VALUE RECEIVED, the undersigned, AML Communications, Inc., a Delaware corporation (the “Company”), promises to pay to the order of Microsemi Corporation, a Delaware corporation (together with its successors and assigns, the “Holder”), the principal amount of EIGHT HUNDRED THOUSAND AND 00/100 DOLLARS ($800,000.00), with interest from the date hereof on the unpaid principal balance hereunder at the rate of three percent (3%) per annum (on the basis of a 365 day year and the actual number of days elapsed).  This Unsecured Promissory Note (this “Note”) is made in connection with the transactions contemplated by an Agreement and Plan of Merger entered into by and among the Company, the Holder and Atom Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Holder, dated as of April 11, 2011, as amended from time to time (the “Agreement”).  Capitalized terms used herein which are not otherwise defined shall be given the meanings ascribed thereto in the Agreement.

1. Subject to Paragraph 5 below, the entire principal balance hereof together with all accrued and unpaid interest thereon shall be due and payable by the Company to the Holder:

(a) immediately upon the termination of the Agreement, if the Agreement is terminated by (x) the Holder pursuant to Section 9.1(f)(i) or Section 9.1(f)(ii) of the Agreement, or (y) by the Holder or the Company pursuant to Section 9.1(d) of the Agreement and any of Jacob Inbar, Tiberiu Mazilu and Edwin J. McAvoy shall not have caused all of the shares of common stock, par value $0.01 per share, of the Company beneficially owned by each of them, respectively, to be voted in favor of the adoption the Agreement and approval of the Merger and the transactions contemplated by the Agreement; or

(b) at the date that is three months anniversary date of the consummation of the Merger contemplated by the Agreement.

2. Subject to Paragraph 5 below, the entire principal balance hereof together with all accrued and unpaid interest thereon shall be forgiven by the Holder at the time of the termination of the Agreement if the Agreement is terminated in any circumstances contemplated by Section 9.1 of the Agreement not covered by Paragraph 1(a) above; provided, however, that if the Agreement shall be terminated in the circumstances contemplated by Section 9.3(d) of the Agreement in which the Fee shall be payable to the Holder, such amounts shall only be deemed forgiven upon the receipt of the Fee (as defined in the Agreement) by the Holder.

3. THIS NOTE IS A FULL RECOURSE PROMISSORY NOTE.  Upon the occurrence of an event of default, hereunder the Holder may, at its option, upon written notice to the Company, declare immediately due and payable the entire principal balance hereof together with all accrued and unpaid interest thereon, plus any other amounts then owing pursuant to this Note, whereupon the same shall be immediately due and payable.  If the level of interest otherwise chargeable under this Note would violate any applicable law, it shall, instead, accrue at the highest rate permitted by law.  Either of the following events is deemed an event of default for the purposes of this Note:

(a) The Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or seeks the appointment of a custodian, receiver, trustee (or other similar official) of the Company or all or any substantial portion of the Company’s assets, or makes any assignment for the benefit of creditors or takes any action in furtherance of any of the foregoing, or fails to generally pay its debts as they become due; or

(b) an involuntary petition is filed, or any proceeding or case is commenced, against the Company (unless such proceeding or case is dismissed or discharged within 60 days of the filing or commencement thereof) under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, liquidation or moratorium statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is applied or appointed for the Company or to take possession, custody or control of any property of the Company, or an order for relief is entered against the Company in any of the foregoing.

4. Each payment under this Note shall first be credited to the payment of accrued and unpaid interest, and the remainder shall be credited against principal.  All amounts due hereunder shall be payable without defense, set off or counterclaim, in lawful money of the United States of America.  If a payment hereunder otherwise would become due and payable on a Saturday, Sunday or legal holiday, the due date thereof shall be extended to the next succeeding business day, and interest shall be payable thereon during such extension.

5. This Note may be prepaid in whole or in part at any time without premium or penalty.  Any prepayment shall be without penalty except that interest shall be paid to the date of payment on the principal amount prepaid.

6. No waiver or modification of any of the terms of this Note shall be valid or binding unless set forth in a writing specifically referring to this Note and signed by a duly authorized officer of the Holder, and then only to the extent specifically set forth therein.

7. If any default occurs in any payment due under this Note, the Company and all endorsers hereof, and their successors and assigns, promise to pay all reasonable costs and expenses, including reasonable attorneys’ fees, incurred by the Holder in collecting or attempting to collect the indebtedness under this Note, whether or not any action or proceeding is commenced.  None of the provisions hereof and none of the Holder’s rights or remedies hereunder on account of any past or future defaults shall be deemed to have been waived by any indulgence granted by the Holder to the Company.

8. Except as otherwise set forth herein, the Company and all endorsers hereof, and their successors and assigns, hereby waive presentment, demand, diligence, protest, notice of every kind, and the benefit of all statutes, ordinances, judicial rulings and other legal principles of any kind, now or thereafter enacted or in force, and agree that they shall remain liable for all amounts due hereunder notwithstanding any extension of time, right to stay of execution, any right of cure, right of exemption of any property from levy and sale upon execution of any judgment obtained by the Holder in respect of this Note, change in the terms of payment of this Note granted by the Holder, or any delay or failure by the Holder to exercise any rights under this Note.  The Company and all endorsers hereof, and their successors and assigns, hereby waive the right to plead any and all statutes of limitation as a defense to a demand hereunder to the full extent permitted by law.

9. This Note shall inure to the benefit of the Holder shall bind the heirs, executors, administrators, successors and assigns of the Company.  The Company shall not assign, sell, transfer or delegate any of its rights or duties under this Note without the prior written consent of the Holder, provided that the Company may assign, transfer or delegate any of its rights or duties under this Note to an affiliate, provided, further, that no such action shall limit the liability of the Company hereunder (which shall continue to be liable and responsible on behalf of any such affiliate).  The Holder shall not assign, sell, transfer or delegate any of its rights or duties under this Note without the prior written consent of the Company.

10. In the event that any one or more provisions of this Note shall be held to be illegal, invalid or otherwise unenforceable, the same shall not affect any other provision of this Note and the remaining provisions of this Note shall remain in full force and effect.

11. Any notices under this Note shall be given in accordance with Section 10.9 of the Agreement.

12. This Note shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law principles thereof that would cause the application of the laws of any jurisdiction other than the laws of the State of Delaware.

13. Any term of this Note may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (i) the Company and (ii) the Holder.  Any amendment or waiver so effected shall be binding upon the Company and the Holder and all of their respective successors and assigns.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed the day and year first above written.

AML COMMUNICATIONS, INC.

By:  /s/ Jacob Inbar
Name:  Jacob Inbar
Title:  President and CEO